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                                    WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVEREDY BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OF (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER.

                                    783 Shares of Series B Preferred Stock

                                    Warrant

         This Warrant certifies that for value received WESTON PRESIDIO OFFSHORE CAPITAL C.V., a Netherlands Antilles Limited Partnership, or registered assigns (the "Holder"), is entitled at any time before 5:00 p.m., California time, on November 14, 1999 to purchase from WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), seven hundred eighty-three (783) shares of the fully paid and non-assessable series B Preferred Stock of the Company ("Preferred Stock") as constituted on the date hereof (the "Issuance Date"), at price of $17.50 per share (the "Exercise Price"), subject to the conditions set forth herein.

         The Holder may exercise the Warrant, in whole or in part, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice to the Company at the offices of the Company, exercising the Warrant and specifying (i) the total number of shares of Preferred Stock the Holder will purchase pursuant to such exercise and (ii) a place and date not less than one nor more than twenty business days from the date of the notice for the closing of such purchase. At any closing, the Holder will surrender the Warrant and make payment to the Company of the aggregate Exercise Price for the shares of Preferred Stock so purchased by bank, cashier's or certified check and the Company will deliver to the Holder a certificate or certificates for the number of shares of Preferred Stock issuable upon such exercise, together with cash, in lieu of any fraction of a share. Upon partial exercise, a new warrant or warrants of the same tenor and expiration date for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to the Holder thereof.

         The Holder shall have the right to require the Company to convert this Warrant (in whole but not in part), at any time prior to its expiration, into shares of Preferred Stock as provided for in this paragraph. Upon exercise of this conversion right, the Compnay shall deliver to the Holder (without payment by the Holder of any exercise price) that number of shares of Preferred Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the right is exercised (determined by subtracting the aggregate Exercise Price for the shares of Preferred Stock in effect immediately prior to the exercise of the conversion right. The conversion right may be exercised, by the Holder, at any time or from
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time to time, prior to its expiration, on any business day by delivering a written notice to the Company at the offices of the Company, exercising the right and specifying the total number of shares of Preferred Stock the Holder will purchase pursuant to such conversion and a place and date not less than one nor more than twenty business days from the date of the notice of the closing of such purchase. At any closing under this paragraph, the Holder will surrender the Warrant and the Company will deliver to the Holder a certificate or certificates for the number of shares of Preferred Stock issuable upon such conversion, together with cash in lieu of any fraction of a share. Fair Market Value of a share of Preferred Stock as of any date shall mean the Fair Market Value of a share of the Company's Common Stock as of such date multiplied by the number of shares of Common Stock into which a share of Preferred Stock is convertible. The Fair Market Value of a share of Common Stock shall be the public offering price of the Common Stock, or if not publicly traded, then as determined in good faith by the Company's Board of Directors upon review of relevant factors; provided, however, that if the determination date is the date on which the Company's Common Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended, then the initial public offering price at which the Common Stock is sold shall be deemed to be the Fair Market Value of the Common Stock on such date.

         In the event that pursuant to the Company's Certificate of Incorporation, an event causing automatic conversion or redemption of the Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company which would have been received if this Warrant had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event. In this regard, references to "Preferred Stock" shall include such "Common Stock" unless the context otherwise requires.

         The Holder of this Warrant shall be entitled to the same registration rights set forth in the Series A Preferred Stock Purchase Agreement dated as of July 3, 1993 between the Holder and the Company with respect to the Common Stock issuable upon conversion of the Preferred Stock.

         Upon due presentation for the registration of transfer of this Warrant, Warrants of like tenor and evidencing in the aggregate a right to purchase a like number of shares of Preferred Stock shall be issued to the transferee(s) in exchange for this Warrant.

         The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. The Warrant does not entitle any Holder hereof to any rights of a stockholder of the Company.
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         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: November 14, 1994                            Wild Oats Markets, Inc.
                                                    1668 Valtec Lane
                                                    Boulder, CO 80304

(Document shows signatures for Wild Oats Markets, Inc. of Michael C. Gilliland, President and Elizabeth C. Cook, Secretary)